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                                                            [ZURICH KEMPER LOGO]


                                                          EXHIBIT 1-A(10)(a)
APPLICATION TO

KEMPER INVESTORS LIFE INSURANCE COMPANY
1 Kemper Drive, Long Grove, Illinois  60049-0001

VARIABLE UNIVERSAL LIFE SUPPLEMENT
Name of Proposed
Insured___________________________________________________________   Plan_______
Planned Premium_______________________ Mode Payable_____________________________

PREMIUM ALLOCATION


EVERGREEN VARIABLE TRUST                        INVESTORS FUND SERIES                         FIXED ACCOUNT
     % of Premium                                    % of Premium                             % of Premium
(Whole Percentages Only)                       (Whole Percentages Only)                  (Whole Percentages Only)
     Subaccount                                      Subaccount
____ %  Evergreen VA                            _____ %  Money Market                       _____ %
____ %  Evergreen VA Growth and Income          _____ %  Total Return
____ %  Evergreen VA Foundation                 _____ %  High Yield
____ %  Evergreen VA Global Leaders             _____ %  Growth
____ %  Evergreen VA Strategic Income           _____ %  Government Securities
____ %  Evergreen VA Aggressive Growth          _____ %  International
                                                _____ %  Small Cap Growth
                                                _____ %  Investment Grade Bond
                                                _____ %  Value
                                                _____ %  Small Cap Value
                                                _____ %  Value + Growth
                                                _____ %  Horizon 20+
                                                _____ %  Horizon 10+
                                                _____ %  Horizon 5
                                                _____ %  Blue Chip         Premium may be allocated to 10 subaccounts. Total of
                                                _____ %  Global Income     subaccount plus fixed account must equal 100%


SUITABILITY
ANNUAL EARNINGS
[ ] $25,000 to $50,000  [ ] $50,000 to $100,000
[ ] $100,000 to $200,000   [ ] over $200,000

NET WORTH
[ ] $25,000 to $75,000  [ ] $75,000 to $125,000
[ ] $125,000 to $250,000   [ ] over $250,000

FINANCIAL OBJECTIVES:
[ ] Long Term Growth    [ ] Preservation of Capital
[ ] Maximum Capital Appreciation

Other___________________________________________________________________________

[ ] Check this box if you do not wish to provide this information.

IRC SECTION 7702 TEST
    [ ] Guideline Premium Test
    [ ] Cash Value Accumulation Test

TELEPHONE AUTHORIZATION
[ ] Check here to authorize telephone transfers among the subaccounts and the fixed account subject to the conditions of the Telephone Transfer Agreement.

I understand that

THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY VARY UNDER SPECIFIED CONDITIONS. POLICY VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE SEPARATE ACCOUNT. ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS, POLICY VALUES, AND CASH SURRENDER VALUES ARE AVAILABLE UPON REQUEST.

Receipt is acknowledged of the current prospectus for the Policy and for the underlying funds for the Premium Allocation options selected above.

All statements and answers to the foregoing questions are, to the best of my knowledge and belief: (a) complete; and (b) true. I agree (a) that they shall form a part of my application; (b) that they shall be subject to the terms of the agreement found in the application; and (c) that they shall become a part of any policy based on my application.


Dated at ______________________________      ____________________________________    on ___________________________________
                City and State                 Signature of Proposed Insured               Month       Day         Year

Signature of Applicant and Owner (If other than Proposed Insured)_______________

Signature of Agent as Witness___________________________________________________

Signature of Registered Principal_______________________________________________





L-8178